Exhibit 99.1

StanCorp Financial Group, Inc. Appoints Ranjana B. Clark to Board of Directors

PORTLAND, Ore. — July 24, 2014 — StanCorp Financial Group, Inc. (“StanCorp”) (NYSE: SFG) has appointed Ranjana B. Clark to its Board of Directors effective July 22, 2014.

“Ranjana’s expertise in treasury management, payment innovations, marketing and customer experience brings a wide range of business experience to the Board, increasing its ability to promote the growth of the Company,” said Greg Ness, chairman, president and chief executive officer.

Ms. Clark is currently head of Transaction Banking for MUFG Americas Holdings Corporation and its primary subsidiary, MUFG Union Bank, N.A., where she leads the Treasury Management and Global Trust & Custody businesses, and company-wide digital channels. Prior to joining MUFG Union Bank in 2013, she was Chief Customer and Marketing Officer at PayPal and had a dual role as President of Global Business Payments and Executive Vice President and Head of Global Strategy at The Western Union Company. Ms. Clark also held a number of senior management positions at Wells Fargo and its predecessors during her 20 years there, including Senior Executive Vice President and Chief Marketing Officer.

About StanCorp Financial Group, Inc.

StanCorp Financial Group, Inc., through its subsidiaries marketed as The Standard — Standard Insurance Company, The Standard Life Insurance Company of New York, Standard Retirement Services, StanCorp Mortgage Investors, StanCorp Investment Advisers, StanCorp Real Estate and StanCorp Equities — is a leading provider of financial products and services. StanCorp’s subsidiaries offer group and individual disability insurance, group life and accidental death and dismemberment insurance, group dental and group vision insurance, absence management services, retirement plans products and services, individual annuities, origination and servicing of fixed-rate commercial mortgage loans, and investment advice. For more information about StanCorp Financial Group, Inc., visit its investor relations website at www.stancorpfinancial.com.

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Contacts

Investor Relations and Financial Media

Jeff Hallin, Vice President,

Investor Relations and Capital Markets

(971) 321-6127

jeff.hallin@standard.com

General Media

Bob Speltz, Senior Director,

Public Affairs

(971) 321-3162

bob.speltz@standard.com